UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On December 2, 2015, PulteGroup, Inc. (the “Company”) issued a press release announcing that Messrs. Richard W. Dreiling and James J. Grosfeld were appointed to the Company’s Board of Directors on December 2, 2015.

Mr. Dreiling will serve on the Company’s Compensation and Management Development Committee and its Nominating and Governance Committee, and his term as director will continue until the 2016 annual meeting of shareholders.

Mr. Grosfeld will serve on the Company’s Finance and Investment Committee, and his term as director will continue until the 2016 annual meeting of shareholders. The Nominating and Governance Committee assessed the qualifications of Mr. Grosfeld and determined to waive the Company’s age policy for members of the Board for Mr. Grosfeld due to the significant experience Mr. Grosfeld has in the homebuilding industry, as well as his financial expertise and his distinguished record of service on company boards.

Messrs. Dreiling and Grosfeld will receive the standard independent director compensation, including an annual cash retainer of $95,000 and an annual equity grant valued at $140,000.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits
99.1    Press Release issued on December 2, 2015 by PulteGroup, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	December 3, 2015	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary